Exhibit 5.1

Scudder Law Firm www.scudderlaw.com	P.C., L.L.O.

November 25, 2014

Board of Directors
Covenant Transportation Group, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419

Re:           Registration Statement on Form S-3, as amended (Registration No. 333-198975)

Gentlemen:

We have acted as counsel to Covenant Transportation Group, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 2,640,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), and up to an additional 396,000 shares (the “Option Shares”) of Common Stock at the Underwriters’ option.  The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”  The Shares are being offered pursuant to that certain Underwriting Agreement dated November 19, 2014 (the “Underwriting Agreement”), among the Company and Stephens Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, as representatives of the several Underwriters.  The Shares are being offered and sold under a Registration Statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2014 (Registration No. 333-198975) (such Registration Statement, as amended and supplemented, the “Registration Statement”), including a base prospectus dated November 13, 2014 (the “Base Prospectus”), a preliminary prospectus supplement dated November 13, 2014 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement dated November 20, 2014 (the “Final Prospectus Supplement,” and collectively with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”).

In arriving at the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth herein.

For purposes of this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based solely upon and subject to the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

This opinion letter is based as to matters of law solely on Chapter 78 of the Nevada Revised Statutes.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Mailing address:  P.O. Box 81277 · Lincoln, NE  68501-1277
Office Address:  411 South 13th Street, Second Floor · Lincoln, NE  68508
Phone:  402.435.3223 · Fax:  402.435.4239 · firm@scudderlaw.com · www.scudderlaw.com

Board of Directors
Covenant Transporation Group, Inc.
November 25, 2014

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof, and to the reference to us under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SCUDDER LAW FIRM, P.C., L.L.O.

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